Exhibit 99.1

Good afternoon. I am Kevin Wiersma, CFO of the Company and Chief Operating Officer of our Laboratory Services Division. In our press releases and conference calls this past year we have made frequent mention of our LEAN initiatives. This afternoon we would like to provide some background information as to what is LEAN thinking.

What is LEAN Thinking?

o	History of LEAN
o	Philosophy of LEAN
o	LEAN at MEDTOX

History of LEAN

Henry Ford was the first to expound on LEAN Principles. In his Book, “My Life and Work,” he writes about the concept of bringing the work to the worker, having parts, tools and materials located optimally, and the view that prior to adding labor, one needs to look at how the work can be accomplished more efficiently.

History of LEAN

“What is needed is a total management system in which human ability is drawn out fully to enhance the fruitfulness and utilize the facilities and machines well, performing the work with absolute elimination of waste.”

Taiichi Ohno (Toyota)

Taiichi Ohno from Toyota built on many of Henry Ford’s principles to develop the Toyota Production System which is credited as being the first true LEAN manufacturing system. After WWII, Toyota gave Ohno the charge of catching up to the Americans at a time when Japan lacked the infrastructure and resources to do so. He went to America to learn from American industry and drew primarily upon two ideas:

Ford’s moving assembly line and the supermarket concept of having a small quantity of stock of all the items your customer might want and replenishing that stock as the customer pulls the goods. These concepts were key to Ohno. Toyota’s resource constraints required that they kept inventory levels low, kept short lead times, and that their production lines were flexible. As such, Ohno became passionate about eliminating waste or, “muda”. “Muda” is defined as any human activity which absorbs resources but creates no value. The means by which Ohno identified and eliminated waste became know as LEAN thinking or LEAN manufacturing principles.

LEAN Thinking is a Business Philosophy

o	Clearly identify Value from the standpoint of the customer
o	Line up all the value-creating activities for a specified product along a value stream (eliminate waste)
o	Make value flow smoothly
o	Production based on the pull of the customer
o	Pursue perfection (every step adds value)

LEAN Thinking is a philosophy. Its core components are:

1.     To clearly identify Value from the standpoint of the customer
2.    To line up all the value-creating activities for a specified product along a value stream
3.    To make the value flow smoothly
4.    To base production on the pull of the customer
5.    And to pursue perfection

I’ll take a view minutes and expand on each one of these concepts.

Value

o	Value is defined from the standpoint of the ultimate customer
o	Focus on Value Added
o	Those activities within a company or supply chain that directly contribute to satisfying end consumers
o	Those activities consumers would be happy to pay for. Changes the Fit, Form, or Function of the product

Value needs to be identified from the standpoint of the ultimate customer. The focus is on: What activities directly contribute to satisfying the end customer? What activities would the customer be happy to pay for? What changes the fit, form or function of the product?

Value

o	Focus on eliminating waste
o	Waste of overproduction
o	Waste of waiting
o	Waste of transportation
o	Waste of processing itself
o	Waste of stock
o	Waste of motion
o	Waste of making defective product

Focusing on value also means eliminating waste. Ohno identified seven types of waste: waste of overproduction – producing items for which there are no orders, produces waste in overstaffing and in storage and transportation costs relating to excess inventory, waste of waiting (time on hand) — workers watching automated machines waiting for the next process step, waste of unnecessary transport or conveyance – moving work-in-process or finished goods in and out of storage, waste of over processing – taking unnecessary steps to process parts or perform a function, waste of stock – excess inventory, waste of motion or unnecessary movement – resulting from inefficient part or tool location, or having to walk to get items, and waste of making a defective product.

Value Stream and Flow

o	Elements
o	Cadence
o	The measure or beat of movement
o	Flow
o	A smooth uninterrupted movement
o	Balance
o	Arrange so that one set of elements exactly equals another
o	Synchronize
o	To cause to operate with exact coincidence in time and rate
o	Flexibility
o	Ready capability to adapt to new, different or changing requirements

In addition to eliminating waste, all the value added activities need to be arranged so that they flow in a continuous stream. The key elements in an effective value stream are: 1. Cadence – the measure or beat of movement. Work is produced at a steady, predictable pace. 2. Flow – a smooth uninterrupted movement from one value added activity to another. 3. Balance & Synchronization – arranged so that one set of elements exactly equals another and that they operate in the exact time and rate. 4. Flexibility – Ready capacity to adapt to new, different or changing requirements.

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Benefits of Flow

o	People and the process are linked so that problems surface right away
o	Eliminates points where the work project is sitting idle or waiting for someone to work on it
o	Levels the work load

When the value stream is set up in such a way that the work flows, people and the process are linked so that problems surface right away. Each step in the production process is dependent upon the previous step. If a problem surfaces at one step, the entire downstream process is impacted.

Flow also eliminates points where work is sitting idle, waiting for someone to work on it, and it levels the work load between individuals and areas.

Pull

o	Down line customers in the production process are provided with what they want, when they want it and in the amount they want
o	Material replenishment initiated by consumption

Pull is another important LEAN concept. Rather than building inventory, where work sits idle, and problems or defects in items can sit undetected, each step in the process is produced at the rate the down line customer demands it. Material replenishment is initiated by consumption. The pull concept reduces inventory and work-in-process and results in production that is responsive to day-to-day shifts in demand.

Pursue Perfection

o	Action Based Continuous Process Improvement
o	Implementing standard work based on based on accumulated knowledge and best practice
o	Allow individuals to improve on the standard, then incorporate the changes into the new standard

LEAN

is about actively pursuing perfection. Processes are improved by implementing standard work based on accumulated knowledge and best practices. From there, individuals continue to work on finding ways to improve the standard and then incorporate the changes into the new standard.

We’ve	seen this principle in work at MEDTOX. Some of the LEAN processes implemented early in the year have continued to evolve resulting in further improvements.

Fujio Cho, President of Toyota Motor Corporation articulated this concept well:
“We

place the highest value on actual implementation and taking action. There are many things one doesn’t understand and therefore, we ask them why don’t you just go ahead and take action; try to do something? You realize how little you know and you face your own failures and simply can correct those failures and redo it again and at the second trial you realize another mistake or another thing you didn’t like so you can redo it once again. So by constant improvement, or should I say the improvement based upon action, one can rise to the higher level of practice and knowledge.”

LEAN at MEDTOX

In the second half of last year, we initiated a number of LEAN projects at MEDTOX. 3

Core LEAN Team

We pulled nine individuals away from their day-to-day functions and dedicated them to our LEAN process.

LEAN Project – Forensic Processing Area

We’ll take a look at how LEAN impacted one of our project areas – forensic processing.

Base Condition

o	Non-linear flow
o	“Islands” of Production

In forensic processing, our base condition was that we had islands of production, and the sample moved through processing in an independent non-linear flow.

Focus on The Fundamentals

o	Standard Work
o	First in First out Flow
o	Part/Tool Presentation
o	Visual Management Control

We focused on the fundamentals of creating standard work, first in first out flow in a linear fashion, improved and standardize the part/tool presentation, and implemented visual management controls.

Standard Work

A new job guidance sheet was created, identifying each step in the process, the optimal sequence of those steps, and the standard time to complete. Non required, non value added steps were eliminated.

The processing work station was redesigned and materials were located so that the work flowed smooth from left to right at the work station, and materials were placed for optimal efficiency.

Part & Tool Layout

Here you can see our newly designed processing benches. All items are placed to reduce unnecessary motion and to allow the work to flow smoothly from left to right across the bench.

You can also see in the pictures, the gravity feed roller conveyor line which moves the samples to the next step, eliminating transportation time on the part of the employee.

Visual Management Control

LEAN
o	Posting of Hourly Production Rates on the Floor
o	Standardized Work Stations
o	Every Workstation Seen at One Time by Supervisor

We implemented visual management controls. Hourly production rates are posted in real time on the floor. All workstations and their part and tool layouts are standardized. You can walk up to a work bench and see right away if everything is there and in it’s place, and the work area is laid out so that every workstation can be seen at one time by the supervisor.

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Implementation

o	New Layout
o	One Direction Flow
o	New Standard Work Sheets
o	31% increase in samples processed per FTE

In the new layout in processing, all of the work is moving in one direction and we have achieved a good flow to the work process.

We have implemented and trained our processors on new standard work based on best practices and our accumulated knowledge to-date, and we have seen a 31% increase in our samples processed per FTE from our “pre-LEAN” base condition.

MEDTOX FORENSIC LABORATORY
LAYOUT POST LEAN

If you haven’t seen our laboratory recently, here is the post LEAN layout of our forensic laboratory. You can see the forensic processing area that we just went over. Samples flow nicely along the value stream through receiving, processing, aliquoting, and screens.

Samples that screen positive flow through our extraction loop, where the sample is cleaned up to allow it to be run on our gcms’, and then move on to gcms confirmation.

We have good flow both through each area and between areas. We have balance and synchronization between areas and good visual control.

Successful LEAN Implementation

o	Planned approach to LEAN vs. only single point solutions
o	Providing needed resources
o	Appointing LEAN champions
o	Empowering and involving employees

LEAN is working and is having a positive impact at MEDTOX. We have been able to reduce waste, lower costs, improve efficiencies and increase our throughput and capacity.

Factors that were key to our successful implementation and remain important in continued success in applying these principles are having a planned approached vs. only a single point solution. Because the value stream is such an important part of LEAN, it is important to have a planned approach to address the entire process rather than just focusing on one component.

Dedicating the necessary resources is important. It sends a strong message that this is important, rather than making it an on-side type of projection. We appointed key leaders as LEAN champions to champion the project, to help remove obstacles and to keep the projects on track.

Empowering and involving employees is key. The people doing the work, who are closest to it, often have the best ideas.

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Successful LEAN Implementation

o	Emphasizing teamwork and cooperation
o	Enabling good communication channels (up and down)
o	Ensuring everyone understands the need for change
o	Creating an atmosphere of experimentation

Teamwork and cooperation is essential, especially as we worked through synchronizing and balancing work loads between different individuals and areas.

With the pace of change, good communication is essential, and it remains important that everyone understand the need for change and the reasons and analysis behind the changes that were and are being implemented.

Summary

Taiichii Ohno summarized LEAN well:

“All

we are doing is looking at the time line from the moment the customer gives us an order to the point when we collect the cash. And we are reducing that time line by removing the non-value-added waste.”

                  Ohno, 1988

LEAN is applicable in all areas of our organization, laboratory testing, manufacturing, sales and administration.

Going Forward….

As far as what LEAN means for MEDTOX going forward, we will continue to find and implement improvements to our processes.

I think a quote from Henry Ford describes it best:

“Our

own attitude is that we are charged with discovering the best way of doing everything, and that we must regard every process employed in manufacturing as purely experimental. If we reach a stage in production which seems remarkable as compared with what has gone before, then that it is a stage of production and nothing more. It is not and cannot be anything more than that.”

Henry Ford Thank you. 6